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                                                                   EXHIBIT 10.77



                             DATED 14 DECEMBER 2000



                            FUTURELINK EUROPE LIMITED


                                       AND


                              KNS HOLDINGS LIMITED


                           (as the Charging Companies)



                                       and



                          FOOTHILL CAPITAL CORPORATION

                                   (as Lender)




                         -------------------------------

                                    DEBENTURE

                         -------------------------------




                              BROBECK HALE AND DORR

                                    Park Gate
                                 25 Milton Park
                                 Oxford OX14 4SH
                             Tel: +44 (0)1235 823000
                             Fax: +44 (0)1235 823030

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TABLE OF CONTENTS

Clause Page
1.   DEFINITIONS AND INTERPRETATION                                     1

2.   COVENANT TO PAY                                                    7

3.   CHARGING CLAUSE                                                    8

4.   TITLE DOCUMENTS AND SECURITIES                                    12

5.   COLLECTION OF RECEIVABLES                                         14

6.   NEGATIVE PLEDGE AND OTHER RESTRICTIONS                            14

7.   FURTHER ASSURANCE                                                 15

8.   CONTINUING SECURITY                                               16

9.   GENERAL COVENANTS                                                 16

10.  INSURANCE COVENANTS                                               17

11.  COVENANTS RELATING TO INTELLECTUAL PROPERTY                       18

12.  PROPERTY COVENANTS AND CONSOLIDATION OF MORTGAGES                 19

13.  POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS                  19

14.  OPENING OF NEW ACCOUNTS                                           20

15.  APPOINTMENT AND POWERS OF A RECEIVER                              20

16.  POWER OF ATTORNEY                                                 24

17.  OTHER POWERS EXERCISABLE BY THE LENDER                            25

18.  APPLICATION OF MONEY RECEIVED BY THE LENDER OR A RECEIVER         25

19.  COSTS AND INTEREST ON OVERDUE AMOUNTS                             26

20.  SET OFF                                                           27

21.  TRANSFER                                                          27

22.  DISCLOSURE                                                        27

23.  PERPETUITY PERIODS                                                28

24.  FORBEARANCE AND SEVERABILITY                                      28

25.  VARIATIONS AND CONSENTS                                           28

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
26.  SERVICE OF DEMANDS AND NOTICES                                    29

27.  COUNTERPARTS                                                      29

28.  ADJUSTMENT OF ACCOUNT                                             29

29.  PROVISO FOR REDEMPTION AND RELEASES                               30

30.  SECURITY TRUSTEESHIP                                              30

31.  GOVERNING LAW AND SUBMISSION TO JURISDICTION                      30

THE FIRST SCHEDULE

         The Charging Companies                                        32

THE SECOND SCHEDULE

         The Properties                                                33

THE THIRD SCHEDULE

         Collection Account Side Letters                               34

THE FOURTH SCHEDULE

         The Patents and Trade Marks                                   39

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THIS DEBENTURE made the fourteenth day of December 2000

BETWEEN:

(1) FUTURELINK EUROPE LIMITED a company incorporated under the laws of England and Wales with registered number 03159433, whose registered office is at 19th Floor, Tower 42, International Financial Centre, 25 Old Broad Street, London EC2N 1HQ ("FUTURELINK");

(2) KNS HOLDINGS LIMITED a company incorporated under the laws of England and Wales with registered number 03471603 whose registered office is at 19th Floor, Tower 42, International Financial Centre, 25 Old Broad Street, London EC2N 1HQ ("KNS") (Details of KNS and FutureLink are set out in the First Schedule. They are together referred to as the "CHARGING COMPANIES" and each individually as a "CHARGING COMPANY");

(3) FOOTHILL CAPITAL CORPORATION, a Californian corporation with its principal place of business at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (the "LENDER");

WITNESSES AS FOLLOWS:

1.      DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS: In this Debenture, words or expressions defined in the Loan Agreement (as defined below) shall, unless otherwise defined below, bear the same meaning in this Debenture and, in addition, in this Debenture (unless the context otherwise requires) the following expressions have the following meanings:

        "ACCOUNT DEBTORS" bears the meaning set out in the Loan Agreement;

        "ASSETS" means all the undertakings, property, assets, rights and revenues of the Charging Companies whatsoever, present or future, wherever situated in the world and includes each or any of them;

        "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which banks are generally open for business (other than a day on which banks are only open for business in Euros) in California];

        "CHARGED PROPERTY" means any assets charged, secured or assigned, whether in law or in equity, to the Lender pursuant to this Debenture;

        "COLLECTION ACCOUNT" has the meaning given to it by clause 5.1 (Treatment of Receivables);

        "THIS DEBENTURE" means this Guarantee and Debenture;

        "DEFAULT RATE" means the rate specified in Clause 2.6(c)(i) of the Loan Agreement;

        "DEFAULT" has the meaning given to it in the Loan Agreement;

        "EMPLOYEE LIFE ASSURANCE POLICIES" means all assurance policies relating to accident or permanent health taken out for the purpose of benefiting any employee or his dependents to

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        the extent that either Charging Company is legally obliged to pay out the benefit of such policies to the relevant employees or their dependents;

        "EVENT OF DEFAULT" has the meaning given to it in the Loan Agreement;

        "FLOATING CHARGE ASSETS" means Assets for the time being comprised within a floating charge created under Clause 3.2(xiii);

        "GROUP" means together the Principal Borrower and its Subsidiaries and "GROUP COMPANY" means any one or more of them;

        "HOLDING COMPANY" means a parent undertaking within the meaning of
        Section 258 of the Companies Act 1985;

        "INDEBTEDNESS" includes any obligation in any currency, whether incurred as principal of borrower, debtor or surety, for the payment or repayment of money, whether present or future, actual or contingent;

        "INTELLECTUAL PROPERTY RIGHTS" means, in relation to each Charging Company, all patents and trade marks (including but not limited to the Patents and Trade Marks), service marks (and all goodwill associated with them), all rights in passing off, all brand and trade names, all copyrights (including copyrights in computer software) and rights in the nature of copyright, semiconductor topography rights, design rights and registered designs, utility models, all documented trade secrets and know-how and all other intellectual property rights now or in the future owned or enjoyed by each Charging Company, including the right to apply for and all applications for the protection of any such rights in any part of the world and the benefit of all agreements, licences and permissions now or in the future entered into or enjoyed by the Charging Company relating to the use or exploitation of any such rights and includes each or any of them and "INTELLECTUAL PROPERTY RIGHT" shall be construed accordingly;

        "LAND" includes freehold and leasehold land in England and Wales and immovable property in Scotland and in each case all buildings and structures upon and all things affixed or annexed to Land (including trade and tenants' fixtures);

        "LIEN" has the meaning given to it in the Loan Agreement;

        "LOAN AGREEMENT" means the loan agreement to be made between, amongst others, FutureLink as Subsidiary Borrower (as defined therein) and Foothill Capital Corporation (as lender) (as amended, supplemented and/or restated from time to time, including in relation to an increase in the facilities provided thereunder);

        "SUBSIDIARY LOAN DOCUMENTS" has the meaning given to it in the Loan Agreement;

        "PATENTS" means the patents and trade marks listed in the Fourth
        Schedule;

        "PERMITTED LIEN" has the meaning given to it in the Loan Agreement;

        "PRINCIPAL" means any Group Company insofar only as it owes money or has incurred liabilities to the Lender;

        "PRINCIPAL BORROWER" means FutureLink Corp., a Delaware corporation;

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        "PROPERTIES" means the freehold, leasehold or immovable properties listed in the Second Schedule

        "RECEIVABLES" means all sums of money receivable by either Charging Company now or in the future consisting of or payable under or derived from any of its Assets;

        "RECEIVER" means any receiver and manager or receivers and managers appointed under clause 16.1 (Appointment of Receiver) and (where the context requires or permits) includes any substituted receiver and manager or receivers and managers;

        "SECURED SUMS" means all money and liabilities covenanted and/or guaranteed to be paid or discharged or indemnified by the Charging Companies to the Lender under clause 2.1 (Covenant to Pay) or 2.2 (Indemnity);

        "SECURITIES" means all stocks, shares, debentures and loan stocks issued by any company or person and all other investments (whether or not marketable) now or in the future owned at law or in equity by either Charging Company, including all interests in investment funds and all rights and benefits arising and all money payable in respect of any of them, whether by way of conversion, redemption, bonus, option, dividend, interest or otherwise, and including all Securities owned by a Charging Company in any other company and including in particular the 500,002 Ordinary Shares of Foothill owned by KNS representing 100% of the share capital of Foothill;

        "SUBSIDIARY" means a subsidiary undertaking within the meaning of
        Section 258 of the Companies Act 1985;

        "TRADEMARKS" means the trademarks listed in the Fourth Schedule;

        "UK GUARANTY" bears the meaning given to it in the Loan Agreement;

        "WRITING" includes telex, facsimile transmission and any other mode of representing or reproducing words in a legible and non-transitory form, except in relation to any certificate, notice or other document which is expressly required by this Debenture to be signed, and "WRITTEN" has a corresponding meaning.

1.2 INTERPRETATION: In this Debenture, unless the context otherwise requires:

        (a) words denoting the singular number only shall also include the plural number and vice versa; words denoting the masculine gender only shall also include the feminine gender; words denoting persons only shall include corporations, partnerships and unincorporated associations;

        (b) references to clauses, paragraphs and Schedules are to be construed as references to clauses, paragraphs and Schedules of this Debenture;

        (c) references to any party shall, where relevant, be deemed to be references to or to include, as appropriate, their respective successors or permitted assigns;

        (d) references in this Debenture to this Debenture or any other document include references to this Debenture or such other document as varied, supplemented, restated and/or replaced in any manner from time to time and/or any document which varies, supplements, restates and/or replaces it;

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        (e)     references to "INCLUDING" shall not be construed restrictively but shall be construed as meaning "including, without prejudice to the generality of the foregoing";

        (f) references to moneys, obligations and liabilities due, owing or incurred under the Subsidiary Loan Documents shall include moneys, obligations and liabilities due, owing or incurred in respect of any extensions or increases in the amount of the facilities provided for therein or the obligations and liabilities imposed thereunder;

        (g) expressions defined in the Companies Act 1985 shall have the same meanings in this Debenture, except that the expression "company" shall include a body corporate established outside Great Britain and except where expressions are defined in this Debenture or the context otherwise requires;

        (h) any reference to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment of it for the time being in force;

        (i) references to trade marks, patents, service marks or applications therefor or to brand names and trade names or any intellectual property rights shall include, where the context permits, the equivalent in other jurisdictions; and

        (j) the limitation on liability conferred by section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to the covenants for title implied on the part of the Charging Companies.

1.3 HEADINGS: Headings in this Debenture are inserted for convenience and shall not affect its interpretation.

2.      COVENANT TO PAY

2.1 COVENANT TO PAY: Each Charging Company hereby covenants that it will on demand in writing made to it by the Lender pay or discharge to the Lender all money and liabilities now or in the future due, owing or incurred to the Lender by that Charging Company under or pursuant to the Subsidiary Loan Documents as and when the same fall due for payment, whether on or after such demand, whether actually or contingently, whether solely or jointly with any other person, and whether as principal, guarantor, surety and whether on any current or other account or in any manner whatsoever including all interest, commission, fees, charges, costs and expenses which the Lender may in the course of its business properly charge or incur in respect of the Charging Company or its affairs and so that interest shall be computed and compounded to the date of payment or discharge in accordance with the Subsidiary Loan Documents or other document under which the liability arises or was incurred or, if no such rate or rates are specified, at the Default Rate (after as well as before any demand or judgement).

2.2 INDEMNITY: Each Charging Company further agrees as a separate and independent primary obligation to indemnify the Lender on demand in writing made to it by the Lender for and against any loss, cost, expenses or liability of any kind incurred as a result of any of the obligations hereby guaranteed by such Charging Company being or becoming void, unenforceable or ineffective against a Principal for any reason whatsoever whether known to the Lender or not and for all other amounts expressed to be guaranteed but which are not recovered from a Charging Company on the footing of a guarantee for any reason whatsoever.

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2.3     If so directed by the Lender but not otherwise KNS shall claim or prove in FutureLink's liquidation for the whole or any part of the money due or owing to KNS from FutureLink under a right to reclaim any sum claimed against KNS under the UK Guaranty or any other sum due in any manner whatever and the benefit of such proof and of all money received by KNS in respect of it shall be held on trust for the Lender and applied in reduction of the Secured Sums.

2.4 DEMANDS FROM THE LENDER: The making of one demand under this Debenture will not preclude the Lender from making any further demands. The Lender may only make a demand under this Debenture for repayment of the Secured Sums following the occurrence and during the continuance of a Default or an Event of Default or if otherwise entitled to do so under the Loan Agreement

2.5 THIRD PARTIES: No demand may be made under this Debenture in respect of sums due, owing or incurred under the Subsidiary Loan Documents except to the extent that the Lender has become entitled to make such demand under the relevant Loan Document, but any third party dealing with the Lender or any Receiver appointed under this Debenture shall not be concerned to see or enquire as to the validity of any demand under this Debenture.

2.6 Subject to any provision to the contrary in the Subsidiary Loan Documents all sums payable by the Charging Companies under this Debenture shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Charging Company making the payment will simultaneously with making the relevant payment under this Debenture pay to the Lender such additional amount as will result in the receipt by the Lender of the full amount which would otherwise have been receivable and will supply the Lender promptly with evidence satisfactory to the Lender that the Charging Company has accounted to the relevant authority for the sum withheld or deducted.


3.      CHARGING CLAUSE

3.1 CHARGING CLAUSE: Each Charging Company with full title guarantee (but subject to any Permitted Liens) hereby charges to the Lender as security for the payment or discharge of all Secured Sums:

        (a) By way of legal mortgage all rights, title, estate and other interests of such Charging Company in each of the Properties referred to in the Second Schedule;

        (b)

                (i) By way of first fixed charge all right title estate and other interests of such Charging Company in the Properties not effectively mortgaged under clause 3.1(a);

                (ii) by way of first fixed charge, all plant and machinery of such Charging Company and all related spare parts, fuels, equipment and tools now or in the future vested in or held by or on behalf of the Charging Company and not charged in paragraph (a) and all rights and interests of such Charging Company under all present and future agreements for the purchase, maintenance or use of plant and machinery;

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                (iii)   by way of first fixed charge, all rental and other
                        income and all debts and claims now or in the future due or owing to such Charging Company under or in connection with any lease, agreement or licence relating to Land;

                (iv) by way of first fixed charge, all Securities relating to any Subsidiary which such Charging Company may from time to time have and all other Securities belonging to such Charging Company;

                (v) by way of first fixed charge, all contracts and policies of insurance and assurance (or any interest therein) now or in the future held by such Charging Company and all rights and interests of the Charging Company in every such contract and policy (including the benefit of all claims arising and all money payable under such contracts and policies) (but excluding Employee Life Assurance Policies);

                (vi) by way of first fixed charge, all the present and future goodwill and uncalled capital from time to time of such Charging Company;

                (vii) by way of first fixed charge, all Intellectual Property Rights of such Charging Company capable of being validly charged by way of fixed charge and the benefit of any present or future agreement or licence relating to such rights;

                (viii) by way of first fixed charge, all book and other debts now or in the future owing to such Charging Company and all rights and claims of such Charging Company against third parties, present and future, capable of being satisfied by the payment of money (except rights and claims effectively charged under the preceding provisions of this clause 3.1) with the benefit of any security or guarantees of any nature whatsoever now or at any time enjoyed, held or owned by such Charging Company;

                (ix) by way of first fixed charge, the benefit of all negotiable instruments, guarantees, bonds, debentures, legal or equitable charges and all other security, reservation of proprietary rights, rights of tracing, unpaid vendor's liens and all other rights and remedies now or in the future available to such Charging Company whether as security for any Receivable or for the performance by any third party of any obligation now or in the future owed to such Charging Company or otherwise;

                (x) by way of first fixed charge, all money at any time standing to the credit of any Collection Account relating to such Charging Company, including the proceeds of all its Receivables, which proceeds shall, for the avoidance of doubt, on payment into such Collection Account, cease to be subject to the charges contained in the preceding provisions of this clause 3.1 but shall be subject to the fixed charge contained in this paragraph (x);

                (xi) by way of first fixed charge, all money at any time standing to the credit of any realisation account relating to such Charging Company;

                (xii) by way of first fixed charge, all money at any time standing to the credit of any other bank account relating to such Charging Company; and

                (xiii) by way of first floating charge, all Assets now or in the future owned by such Charging Company except to the extent that such Assets are for the time being effectively charged by any fixed charge contained in the preceding provisions of this clause 3.1 or validly assigned under clause 3.2, including any Assets comprised within a charge which is reconverted under clause 3.7 (Decrystallisation of Floating Charge); but in each case so that such Charging Company shall not (save if and to the extent permitted by the Loan Agreement) create any Lien over any Floating Charge Asset (whether having priority over, or ranking pari passu with or subject to, this floating charge) or take any other step referred to in clause 6(a) (Negative Pledge and other Restrictions) with respect to any Floating Charge Asset and such Charging Company shall not, without the prior written consent of the Lender, sell, transfer, part with or dispose of any Floating Charge Asset except by way of sale in the ordinary course of its business or as permitted under the Loan Agreement.

3.2 ASSIGNMENT OF RIGHTS: Each Charging Company with full title guarantee hereby assigns by way of security (but subject to any Permitted Liens) in favour of the Lender (but subject to the right of the Charging Company to redeem such assignment upon the full payment or discharge of all Secured Sums):


        (a) the benefit to each Charging Company of all rights and claims to which such Charging Company is now or may in the future become entitled in relation to the Properties including (but without limitation) all rights and claims of such Charging Company against all persons who now are or who at any time have been or may become lessees, sub-lessees, licensees or occupiers of the whole or any part or parts of the Properties and all guarantors and sureties for the obligations of any such person;


        (b) the benefit to each Charging Company of all guarantees, warranties and representations given or made by, and any rights or remedies to which such Charging Company is now or may in the future be entitled against, all or any professional advisers and contractors in relation to any of their Properties and the manufacturers, suppliers or installers of all plant, machinery, fixtures, fittings or other items now or from time to time in the buildings erected or to be erected on any of the Properties and any other person now or from time to time under contract with or under a duty to the Charging Company;


        (c) the benefit of all rights and claims to which the Charging Company is now or in the future entitled under or in respect of any joint venture, partnership or similar arrangement or agreement insofar as they are capable of being assigned by way of security and such assignment does not breach the terms of such agreement or arrangement; and

        (d) the benefit of all rights and claims to which such Charging Company is now or in the future entitled under or in respect of any joint venture, partnership or similar arrangement or agreement insofar as they are capable of being assigned by way of security and such assignment does not breach the terms of such agreement or arrangement.

        The Charging Companies covenant to join with the Lender in giving notice of the assignments contained in clause 3.2 to all other relevant parties and to procure an acknowledgement of such notice from them.

        If for any reason the assignment of any of the Assets or bank accounts under clause 3.2 is found to be ineffective and/or if any sums payable in respect of such Assets are received by a Charging

        Company, the Charging Company shall hold the benefit of such Assets or bank accounts with any such sums received by it or held on such bank account in trust for the Lender and shall account to the Lender for or otherwise apply all such sums as the Lender may direct and shall otherwise at its own cost take such action and execute such documents as the Lender may require.

3.3 CRYSTALLISATION OF FLOATING CHARGE: The floating charge created by each Charging Company in clause 3.1 (b) (Charging Clause) may be crystallised into a fixed charge by notice in writing given at any time as regards any Asset which the Lender may consider to be in jeopardy or which is in danger of seizure by the Lender to such Charging Company and (whether or not a Default or on Event of Default has occurred) may at any time appoint a Receiver thereof.

        Such crystallisation shall take effect over such Floating Charge Assets or class or classes of Floating Charge Assets as shall be specified in the notice. If no Floating Charge Assets are so specified, it shall take effect over all Floating Charge Assets of such Charging Company.

3.4     AUTOMATIC CRYSTALLISATION:

        (a) Without prejudice to any rule of law which may have a similar effect, if either Charging Company, without the Lender's prior written consent, resolves to take or takes any step to charge (whether by way of fixed or floating charge) or otherwise creates any Lien (other than any Permitted Lien) over (or to create a trust over) any of its Floating Charge Assets or to dispose of any such Floating Charge Assets except by way of sale or other disposition in the ordinary course of such Charging Company's business (or as permitted by the Loan Agreement); or

        (b) if any person resolves to take or takes any step to levy any distress, execution, sequestration or other process against any Floating Charge Asset relating to a liability of such Charging Company; or

        (c) if a Default or Event of Default takes place or if any of the Secured Sums become due and outstanding prior to their stated maturity;

        then the floating charge created by clause 3.1 (b) (Charging Clause) shall be automatically crystallised (without the necessity of notice) into a fixed charge over such Floating Charge Assets instantly on the occurrence of such event.

3.5 FLOATING CHARGE ASSETS ACQUIRED AFTER CRYSTALLISATION: Except as otherwise stated in any notice given under clause 3.3 (Crystallisation of Floating Charge) or unless such notice relates to all Floating Charge Assets, Floating Charge Assets acquired by either Charging Company after crystallisation has occurred under clause 3.3 (Crystallisation of Floating Charge) or 3.4 (Automatic Crystallisation) shall continue to be subject to the floating charge created by clause 3.1(b) (Charging Clause), so that the crystallisation shall be effective only as to its Floating Charge Assets in existence at the date of crystallisation.

3.6 DECRYSTALLISATION OF FLOATING CHARGE: Any charge by either Charging Company which has crystallised under clause 3.3 (Crystallisation of Floating Charge) or 3.4 (Automatic Crystallisation) may, by notice in writing given at any time by the Lender to such Charging Company, be reconverted into a floating charge in relation to the Assets or class or classes of Assets specified in such notice.

3.7 PRIORITY OF FIXED SECURITY: Any mortgage, fixed charge or other fixed security whenever and however created by the Charging Companies and subsisting in favour of the Lender shall

        (save as the Lender may otherwise declare at or after the time of its creation) have priority over the floating charge created by clause 3.1
        (b)(xiii) (Charging Clause).

3.8 DEBENTURE TO HAVE PRIORITY: Any debentures, mortgages or charges (fixed or floating) created in the future by either Charging Company (except those in favour of the Lender) shall be expressed to be subject to this Debenture and shall rank in order of priority behind the charges created by this Debenture.

3.9 CONSENTS REQUIRED FOR CHARGES OVER INTELLECTUAL PROPERTY RIGHTS: The Charging Companies shall use all reasonable endeavours promptly to obtain any consent required for:

        (a) the creation of a fixed charge over any interest in Intellectual Property Rights material to the business operated by any Group Company otherwise excluded under clause 3.1 (Charging Clause) and to produce to the Lender a copy of each consent forthwith upon receipt thereof; and

        (a) the creation of an assignment of its rights and claims under any joint venture, partnership or similar arrangement or agreement otherwise excluded under Clause 3.2 (Assignment of Rights).

3.10 CHARGES OVER RECEIVABLES TO INCLUDE INTRA-GROUP RECEIVABLES: It is hereby agreed, for the avoidance of doubt, that the fixed charges given by the Charging Companies over their Receivables under clause 3.1 (Charging Clause) shall apply to all Receivables owing to such Charging Company by any other Group Company.

4       TITLE DOCUMENTS AND SECURITIES

4.1 DEPOSIT OF TITLE DEEDS AND OTHER DOCUMENTS: Except as otherwise expressly agreed in writing by the Lender, the Charging Companies shall:

        (a) deposit with the Lender, and the Lender shall be entitled to retain, all deeds and documents of title relating to all its Assets charged by way of fixed charge under clause 3.1 (Charging Clause) (including policies of insurance and assurance); and

        (a) execute and deliver to the Lender such documents and transfers and give such instructions and perform such other acts as the Lender may reasonably require at any time to constitute or perfect an equitable or legal charge (at the Lender's option) over its registered Securities or a pledge over its bearer Securities.

4.2     SECURITIES:

                (a) Unless and until the occurrence of a Default or an Event of Default and for so long as it is continuing or the Lender otherwise directs in any case:

                        (1) all voting and other rights attaching to Securities charged under this Debenture shall continue to be exercised by the Charging Companies for so long as they remain their registered owner and each Charging Company shall not permit any person other than such Charging Company, the Lender or the Lender's nominee to be registered as holder of any Securities or any part thereof; and

                        (2) if Securities of the Charging Company charged under this Debenture are registered in the name of the Lender or the Lender's nominee, all voting and other rights attaching to them shall be exercised by the Lender or the Lender's nominee in accordance with instructions in writing from time to time received from such Charging Company, provided that such Charging Company undertakes not to give any instructions to exercise any voting or other rights in a way which might reasonably be expected to prejudice the value of the Securities or otherwise jeopardise the security created by this Debenture, and in the absence of any such instructions, the nominee shall refrain from exercising any such rights.

                (b) The Charging Companies shall be entitled to receive and retain all dividends, distributions and other monies paid on or derived from the Securities to the extent permitted by the Loan Agreement.

                (c) After a Default or an Event of Default occurs and for so long as such Default or Event of Default is continuing, the Lender shall be entitled to:

                        (1) receive and retain all dividends, distributions and other monies paid on the Securities to the extent permitted by the Subsidiary Loan Documents; and

                        (2) exercise or direct the exercise of the voting rights attached to any Securities which comprise part of the Charged Property in such manner as it considers fit.

                The Charging Companies shall after such time:

                        (aa) comply, or procure the compliance, with any directions of the Lender in respect of the exercise of the voting rights attached to such Securities; and

                        (bb) if the Lender so requires by notice to a Charging Company, immediately deliver to the Lender a form of proxy or other authority (in each case, in such form as the Lender shall reasonably require) appointing such person as the Lender shall select as proxy of such Charging Company or, as the case may be, its nominee or otherwise enabling such person as the Lender shall select to exercise such voting rights as shall be specified (whether generally or specifically) in the relevant notice.

4.3 PAYMENT OF COSTS ON SECURITIES: Unless the Lender otherwise agrees, the Charging Companies shall duly and promptly pay all costs, calls, instalments or other payments which from time to time become due in respect of any Securities.

5.      COLLECTION OF RECEIVABLES

5.1 TREATMENT OF RECEIVABLES: The Charging Companies shall collect and realise all Receivables in the ordinary and usual course of its business on behalf of the Lender and shall request in writing and shall otherwise take all reasonable steps to ensure that Receivables are paid into such account or accounts as the Lender may direct from time to time (together, the "COLLECTION ACCOUNT") all money which they may receive in respect of the Receivables immediately on receipt. The Charging Companies shall, pending such payment, hold all money so received upon trust for the Lender and in accordance with the Lender's instructions from time to time. The Charging Companies shall procure that any bank which maintains a Collection Account shall hold all credit balances thereon to the order of the Lender. The Charging Companies shall procure that the authorised signatories of the Collection Account shall at all times be such persons as Lender shall direct and no other persons shall have authority to operate the Collection Account.

5.2 PRESERVATION OF CHARGES: The Charging Companies shall procure that each bank which holds a Collection Account into which it is required to pay its Receivables shall enter into such collection account agreements as the Lender may require under the terms of the Loan Agreement and shall not modify such arrangements without the Lender's prior written consent. In the event that the Lender does not require a Charging Company to enter into any specific form of collection account agreement, such Charging Company shall instead promptly give notice to any bank or financial institution (other than Lender) with which it holds a Collection Account in the form set out in the Third Schedule and use all reasonable endeavours to ensure that the relevant bank or financial institution acknowledges such notice in the prescribed form.

5.3 PRESERVATION OF CHARGES UPON FACTORING: If Lender releases, waives or postpones its rights in respect of any Receivables for the purpose of enabling either Charging Company to factor or discount them to a third party, the charges created by this Debenture shall in all other respects remain in full force and effect. In particular, all amounts becoming due to a Charging Company from the third party and any Receivables re-assigned, or due to be re-assigned, by the third party to the relevant Charging Company shall be subject to the relevant fixed charge created by clause 3.1 (Charging Clause), subject only to any defences or rights of set-off which the third party may have against such Charging Company.

5.4 DELIVERY OF PARTICULARS OF RECEIVABLES: The Charging Company shall deliver to Lender such particulars as to the amount and nature of its Receivables as Lender may from time to time reasonably require taking into account the requirements of the Loan Agreement.

6       NEGATIVE PLEDGE AND OTHER RESTRICTIONS

        Neither Charging Company shall, without the prior written consent of the Lender or save as otherwise permitted under the Subsidiary Loan Documents (and, for the avoidance of doubt, with the exception of any Permitted Liens):

        (a) create, or agree or attempt to create, or permit to subsist, any Lien of any kind (including any security conferring power to convert a floating charge into a fixed charge in relation to any Asset) or any trust over any of its Assets or permit any lien (other than a lien arising by operation of law in the ordinary course of its business) to arise or subsist over any such Assets;

        (b) sell, or agree to sell, assign, lease, license or sub-license, or grant any interest in, or otherwise part with possession of, dispose of, or cease to control, any of its Charged Property, or the right to receive or be paid the proceeds arising on disposal of the same or purport to do any such act (save that, unless otherwise prohibited by the Loan Agreement, it may deal with its Floating Charge Assets in the ordinary course of its business) or allow any third party to do any such thing;

        (c) do or cause or permit to be done anything which may in any way materially depreciate, jeopardise or otherwise prejudice the market value or collateral value of Securities or the rights of Lender hereunder in respect of such Securities; or

        (d) dispose of the equity of redemption in respect of any Charged Property.

7.      FURTHER ASSURANCE

        To the extent required to comply with the Loan Agreement or any of the other Subsidiary Loan Documents, the Charging Companies shall, and shall procure that their Subsidiaries shall, on demand by Lender in writing, execute and deliver to Lender at the cost of such Charging Company and in such form as Lender may reasonably require:

        (a) a fixed charge over any interest, not capable of being charged by way of legal mortgage, in any Land now or in the future belonging to such Charging Company;

        (b) a legal assignment or other fixed security over all or any of its Intellectual Property Rights and a fixed charge over its Receivables or claims or the accounts into which Receivables have or are to be paid and, following the occurrence of a Default or Event of Default which is continuing, unless Lender otherwise agrees, shall give a legal assignment of its Receivables and/or give notice to the relevant debtor or account holding bank in such form as Lender has previously approved;

        (c) without prejudice to clause 4.2 (Voting Rights), a legal charge over all or any of its Securities;

        (d) a chattel mortgage over such of its chattels, plant, machinery, computers and/or other equipment of such Charging Company as Lender may reasonably specify;

        (e) at any time whilst a Default or Event of Default is continuing or the security over such Floating Charge Assets is in jeopardy or such Floating Charge Assets are in danger of seizure, a fixed charge or other fixed security over any of its Floating Charge Assets;

        (f) where any of its Assets (other than land) are situated outside England and Wales, such fixed security under the law of the place where the Asset is situated as the Lender may reasonably require;

        (g) a notice to any third party of any of the charges or assignments contained in this Debenture; and

        (h) such other documents as Lender may reasonably require further to secure the payment of the Secured Sums, or to perfect or protect this Debenture or facilitate its realisation on the exercise of the Lender's rights thereunder, or to vest title to any Asset in itself or its nominee or any purchaser and to register such security or title in any applicable register, in each case consistent with the jurisdiction in which such asset is situate with such legal opinions (if any) as the Lender may reasonably require from lawyers acceptable to it in relation to such new or additional charge or other security.

8.      CONTINUING SECURITY

        This Debenture shall be a continuing security to the Lender, notwithstanding any intermediate payment or settlement of account or any other matter whatever, and shall be in addition to and shall not prejudice or be prejudiced by any right of lien, set-off, combination or other rights exercisable by the Lender as bankers against any Group Company or any Lien, guarantee, indemnity and/or negotiable instrument now or in the future held by the Lender.

9.      GENERAL COVENANTS

9.1 FutureLink will request in writing and otherwise take reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to a Cash Management Bank and will comply with its other obligations set out in clause 2.7 of the Loan Agreement.

9.2 NOTIFICATION OF ACQUISITION OF ASSETS: The Charging Companies shall at all times immediately notify the Lender in writing of any acquisition by either of them of any interest or right in or to any Land or any Intellectual Property Rights material to the operation of any Group Company's business.

9.3 NEGATIVE COVENANTS REGARDING RECEIVABLES: Save as permitted by the Loan Agreement, neither Charging Company shall, without the prior written consent of the Lender (and other than to offer trade credit in the ordinary course of its business, charge, factor, assign, postpone, subordinate, set off, release, compound, settle, cease to collect or waive its rights of action in connection with any of its Receivables, do or omit to do anything which is likely materially to delay or prejudice the full recovery of its Receivables or otherwise deal with its Receivables save than by collecting in and realising the same (to the extent required to do so under clause 5.1 (Treatment of Receivables) and paying the proceeds into the Collection Account.

9.4 NOTIFICATION OF ACQUISITION OF LAND: The Charging Companies covenant with the Lender to notify the Lender of any agreement proposed or made by it (whether now subsisting or made hereafter) for the acquisition by it or any person on its behalf of any Land, or any estate or interest in any Land;

10.     INSURANCE COVENANTS

10.1 COVENANT TO INSURE: FutureLink shall ensure, that its insurance is such that the insurance covenants contained in clause 6.8 of the Loan Agreement are complied with.

10.2 INSURANCE POLICIES: Foothill shall effect such insurances in the joint names of the Lender and the Group Company concerned (or, if that is not possible or required under the terms of the Loan Agreement, shall cause the interest of the Lender to be noted on such insurance policies) and use all reasonable endeavours to ensure that each such insurance policy contains a mortgagee's protection payee clause in such form as the Lender (acting reasonably) may require and a loss payee clause (which shall provide that all moneys payable under such insurance policies shall be paid to the Lender which shall alone be entitled to give good discharge or shall otherwise be in such form as the Lender shall reasonably require).

10.3 PAYMENT OF PREMIUMS: The Charging Companies shall ensure that all premium and other payments necessary for effecting or maintaining such insurances are made punctually and promptly after demand (and in any event within 7 days) produce to the Lender details of the policies and the receipts for such payments and, if default shall at any time be made by a Charging Company or Group Company in effecting or maintaining the insurance required to be maintained under this clause 10 or producing any such receipt to the Lender promptly after demand or depositing any policy with the Lender pursuant to clause 4.1 (Deposit of Title Deeds and other Documents), the Lender may take out or renew such insurances in such sums and on such terms as the Lender may think expedient and all money so expended by the Lender shall be recoverable by the Lender under clause 19 (Costs and Interest on Overdue Amounts).

10.4 PERMITTED USES AND ACTS: Neither Charging Company shall do or omit or permit to be done anything which may render any policy of insurance to be rendered void or voidable.

10.5 INSURANCE BROKER'S UNDERTAKING: The Charging Companies shall use all reasonable endeavours to procure that each relevant insurer or, at the Lender option, such Charging Company's or Group Company's insurance broker, undertakes in writing to the Lender:

        (a) that if a Charging Company or Group Company defaults in the payment of any premium or fails to renew any such insurance, as soon as such default or non-renewal comes to the insurer's knowledge, to advise the Lender and (pending receipt of instructions from the Lender) to keep the Lender's interest in such insurance in force up to the full sum insured and for the same risks (subject to the premium for any such period of extended cover being payable);

        (b) to advise the Lender of any proposed termination, expiry, cancellation or material alteration of any insurance policy at least 30 days before such cancellation is due to take effect;

        (c) that if the insurance cover is to be reduced or any insured risks are to be restricted, to advise the Lender at least 30 days before such reduction or restriction is due to take effect;

        (d) to advise the Lender of any act or omission or any event which comes to the knowledge of the insurer or the broker (as the case may be) and which would be reasonably likely to invalidate or render unenforceable the insurance in whole or in part and to agree that no breach of any terms of any such insurance or failure to give notice of an event giving rise to a claim by such Charging Company or Group Company will invalidate any such insurance in whole or in part as regards the Lender and the Lender shall not be liable for any relevant premium (which shall be for the account of the Charging Company or Group Company concerned).

10.6 APPLICATION OF INSURANCE PROCEEDS: All moneys received by a Charging Company, Group Company or the Lender on any policies of insurance relating to any Charged Property shall be applied in the manner specified in clause 6.8 of the Loan Agreement and, if any moneys payable under any policies of insurance are paid to a Charging Company or Group Company, Charging Company shall procure that such moneys will be held on trust pending their application for such purposes.

11.     COVENANTS RELATING TO INTELLECTUAL PROPERTY

11.1 INTELLECTUAL PROPERTY COVENANTS: The Charging Companies shall, during the continuance of this security, unless the Lender otherwise agrees in writing, ensure, so far as it is able, that the covenants in relation to Intellectual Property Rights contained in the Subsidiary Loan Documents are complied with and in addition shall:

        (a) not assign, transfer, license or agree to licence (other than any non-exclusive licence granted in the ordinary course of its business and consistent with its past practice) any Intellectual Property Right material to the operation of the business of any Group Company (a "MATERIAL INTELLECTUAL PROPERTY RIGHT") or any interest therein or permit any third party to use any Material Intellectual Property Rights except for any licences which are in existence at the date of this Debenture and have been assigned to the Lender;

        (b) not alter any specification for which any Material Intellectual Property Right has been registered or give its consent to the registration by any third party of any trade mark the same as or confusingly similar to any Material Intellectual Property Right charged under this Debenture;

        (c) where reasonably practicable to do so, diligently commence and prosecute all proceedings as may be necessary to prevent infringement or as applicable the continued infringement of all Material Intellectual Property Rights belonging to such Charging Company; and

        (d) not without the Lender's consent use the Lender's name or join the Lender to any proceedings relating to the infringement of any Material Intellectual Property Rights.

11.2 THE LENDER AS AUTHORISED AGENT: The Charging Companies hereby appoint the Lender as their authorised agent and hereby irrevocably authorises the Lender:

        (a) if such Charging Company shall during the continuance of this Debenture make default in carrying out any of its obligations under clause 11.1 (Intellectual Property Covenants), to effect such filings, registrations, renewals, payments and notifications at the Trade Marks Registry or Patent Registry or otherwise as shall be necessary to give effect to clause 11.1 (Intellectual Property Covenants) or carry out such acts or things at the expense of such Charging Company as shall be necessary to protect the Lender's interest hereunder or to protect or maintain the Intellectual Property Rights in question or any of them; and

        (b) to apply for the particulars of this Deed and of the Lender's interest in the Intellectual Property Rights and any other or future trade marks or patents or trade mark applications or patent applications or similar Intellectual Property Rights registered or to be registered in the United Kingdom in the name of such Charging Company to be made on the Register of Trade Marks or the Register of Patents or any similar register and hereby agrees to execute all documents and forms required to enable such particulars to be entered on such registers.

12.     PROPERTY COVENANTS AND CONSOLIDATION OF MORTGAGES

12.1 The Secured Sums shall be deemed for the purpose of all powers implied by statute to have become due and payable within the meaning of Section 101 of the Law of Property Act 1925 immediately on the execution of this Debenture and Sections 109 (restricting the power to appoint a receiver) and 93 of the Law of Property Act (restricting the right of consolidation) shall not apply to this Debenture.

12.2 PARTING WITH POSSESSION: NEITHER Charging Company shall part with possession (except on the determination of any lease, tenancy or licence granted to the Charging Company) of any Properties or share the occupation of them with any other person, or agree to do so, without the prior written consent of the Lender.

13.     POWERS OF SALE, LEASING AND ACCEPTING SURRENDERS

13.1 STATUTORY POWER OF SALE TO ARISE ON ENFORCEMENT: Section 103 of the Law of Property Act 1925 shall not apply to this Debenture, but the statutory power of sale (as varied or extended by this Debenture) shall (as between the Lender and a purchaser from the Lender) arise on, and be exercisable at any time after, the execution of this Debenture. However, the Lender shall not exercise such power of sale until the payment of all or part of the Secured Sums has been demanded, or a Receiver has been appointed, but this provision shall not affect a purchaser or require him to ask whether a demand or appointment has been made.

13.2 The Charging Companies shall neither exercise the powers of leasing or accepting surrenders or leases conferred upon a mortgagor in possession by Sections 99 and 100 of the Law of Property Act 1925 nor any other powers of leasing, surrendering or accepting surrenders of leases vested in a Charging Company nor shall a Charging Company confer on any person any contractual licence to occupy or any other right or interest in any of the Properties or grant any licence or consent to assign, underlet or part with possession or occupation of the whole or any part of them without the prior written consent of the Lender. In granting its consent the Lender shall be entitled to require that an order be obtained under
        Section 38(4) of the Landlord and Tenant Act 1954 (as amended) excluding the security of tenure provisions of the act as a pre-condition to the granting of any lease.

13.3 POWER OF THE LENDER TO GRANT LEASES: The statutory powers of sale, leasing and accepting surrenders under the Law of Property Act 1925 exercisable by the Lender by virtue of this Debenture are extended so as to authorise the Lender (whether in its own name or that of a Charging Company) to accept any surrenders of any lease or vary the terms of any lease as the Lender may see fit or to grant a lease or leases of or any options in respect of any Charged Property vested in a Charging Company or in which it has an interest, with such rights relating to other such Charged Property, and containing such covenants on the part of such Charging Company, and generally on such terms and conditions, as the Lender shall think fit.

13.4 THE LENDER MAY SEVER FIXTURES: The statutory power of sale exercisable by the Lender is extended so as to authorise the Lender to sever any fixtures from the Properties or Land and sell them separately.

13.5 THIRD PARTIES NOT TO BE CONCERNED WITH VALIDITY OF DEMAND: No person dealing in good faith and for value with the Lender or any Receiver, its agents or brokers, shall be concerned to enquire whether this Debenture has become enforceable, or whether any power exercised or purported to be exercised has become exercisable, or whether any Secured Sums remain due upon this Debenture, or as to the necessity or expediency of any stipulations and conditions subject to which the sale of any Assets shall be made, or otherwise as to the propriety or regularity of the sale of any Asset, or to see to the application of any money paid to the Lender or such Receiver, or its agents or brokers, and each such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

14.     OPENING OF NEW ACCOUNTS

14.1 RULING OFF OF ACCOUNTS: On receiving notice that a Charging Company has encumbered or disposed of any of its Assets (other than as permitted under the Loan Agreement), the Lender may rule off such Charging Company's account or accounts and open a new account or accounts with such Charging Company.

14.2 CREDITS NOT TO REDUCE INDEBTEDNESS OF CHARGING COMPANY: If the Lender does not open a new account or accounts immediately on receipt of such notice, it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by such Charging Company to the Lender shall be treated as having been credited to such new account or accounts and shall not operate to reduce the amount owing from such Charging Company to the Lender at the time when it received such notice.


15.     APPOINTMENT AND POWERS OF A RECEIVER

15.1    APPOINTMENT OF RECEIVER: At any time:

        (a) after the security constituted by this Debenture has become enforceable; or

        (b)     if Charging Company so requests in writing at any time; or

        (c) after failure by a Charging Company to pay any Secured Sum due from it on the due date for payment; or

        (d) following the occurrence and during the continuance of a Default or an Event of Default; or (notwithstanding the terms of any other agreement between a Charging Company and the Lender), after a proposal has been made for a voluntary arrangement or a petition has been presented for the compulsory winding up of a Charging Company or an administration order in relation to a Charging Company pursuant to Part I or II of the Insolvency Act 1986 or any equivalent event occurs under any applicable law; or

        (e) if at any time the Lender shall be of the reasonable opinion that any material part of the Charged Property is in imminent danger of seizure, distress or other legal process;

        the Lender may appoint by writing any person or persons duly qualified to be receiver, receiver and manager or administrative receiver of all or any part of the Assets of the relevant Charging Company.


15.2 POWERS OF RECEIVERS (JOINT AND SEVERAL OR SEVERAL): Where more than one Receiver is appointed, they shall have power to act separately unless the Lender shall in the appointment specify to the contrary.

15.3 REMUNERATION OF RECEIVERS: The Lender may from time to time determine the remuneration of the Receiver.

15.4    POWER OF THE LENDER TO REMOVE RECEIVER: The Lender may (subject to
        Section 45 of the Insolvency Act 1986) remove the Receiver from all or any of the Assets of which he is the Receiver.

15.5    FURTHER APPOINTMENT: Such an appointment shall not preclude:

        (a) The Lender from making any subsequent appointment of a Receiver over all or any of the Assets over which a Receiver has not previously been appointed by the Lender or has been removed or otherwise ceased to act; or

        (b) a Receiver, while continuing to act, consenting to the appointment of an additional Receiver to act with him.


15.6 STATUS OF RECEIVER: The Receiver of a Charging Company shall be the agent of that Charging Company (which shall be solely liable for his acts, defaults and remuneration) unless and until such Charging Company goes into liquidation, after which he shall act as principal, and shall not in either case become the agent of the Lender.

15.7 POWERS OF RECEIVER: The Receiver of a Charging Company shall have and be entitled to exercise in relation to the relevant Charging Company all the powers set out in the Law of

        Property Act 1925 and Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is in fact an administrative receiver) and, if the Receiver is an administrative receiver, in addition to all other powers exercisable by an administrative receiver by virtue of the Insolvency Act 1986 and, in particular, by way of addition and without limiting such powers (and without prejudice to the powers of the Lender), the Receiver shall have power:

        (a) to take possession of, collect and get in all or any part of the Assets of the Charging Company concerned and to take and defend any proceedings (including proceedings for its winding up or proceedings by way of arbitration) in its name or otherwise as he shall think fit;

        (b) to comply with and perform all or any of the acts, matters, omissions or things covenanted to be done or omitted by the Charging Company concerned under this Debenture;

        (c) to sell by public auction or private contract or let all or any part of the Charged Property and to let on hire lease, surrender and accept surrenders of leases and tenancies, grant rights, licences, options or easements or exchange all or any part of, and otherwise deal with or dispose of and exercise all rights, powers and discretions incidental to the ownership of, any of the Charged Property in the name of and on behalf of the Charging Company concerned or otherwise concur in doing any of the foregoing in such manner and generally on such terms and conditions and for such consideration (whether in cash, debentures or other obligations, shares, stocks, securities or other valuable consideration and whether payable by a lump sum or by instalments) as he may think fit and carry out any such sale by conveying by deed or transferring in the name and on behalf of the Charging Company concerned or otherwise, and so that plant machinery and other fixtures and fittings may be severed and sold separately from the premises containing them, and the Receiver may apportion any rent and the performance of any obligations;

        (d) to repair, decorate, furnish, maintain, alter, improve, renew or add to the Charged Property or any part of it as he shall think fit and effect, maintain, renew or increase indemnity insurance and other insurances and obtain bonds;

        (e) to appoint or dismiss managers, agents, officers, employees, servants, builders or workmen and employ professional advisers and others at such salaries or for such remuneration as he may think fit;

        (f) to perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;

        (g) to settle, arrange, compromise and submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with the business of such Charging Company or any of the Charged Property or in any way relating to the security constituted by this Debenture and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or proceedings whatsoever whether civil or criminal;

        (h) to use the name of such Charging Company in the exercise of all or any of the powers conferred by this Debenture;

        (i) to exercise or permit such Charging Company or any nominee of the Charging Company to exercise any powers or rights incidental to the ownership of the Charged

                Property or any part of it in such manner as he may think fit;

        (j) to give valid receipts for all monies and execute all discharges, assurances and things which may be proper or desirable for realising the Security Assets or any part of them;

        (k) to carry on or concur in carrying on the business of the Charging Company and raise money or others without security or on the security of all or any of its Assets;

        (l) to sell or concur in selling (where necessary with the leave of a court), lease or concur in leasing, licence or concur in licensing, grant options over and, without the need to observe any of the provisions of Section 99 and 100 of the Law of Property Act 1925, let or concur in letting and to terminate or to accept surrenders of leases, licences or tenancies of all or any of the Assets of such Charging Company in such manner and generally on such terms and conditions as he shall think fit in his absolute and unfettered discretion and any such sale or disposition may be for cash, debentures, securities or other valuable consideration (in each case payable in a lump sum or by instalments) and to carry any such transactions into effect in the name of and on behalf of such Charging Company;

        (m) to promote the formation of a Subsidiary or Subsidiaries of such Charging Company with a view to such Subsidiary or Subsidiaries purchasing, leasing, licensing or otherwise acquiring interests in all or any of the Assets of such Charging Company on such terms as the Receiver thinks fit;

        (n) to arrange for the purchase, lease, licence or acquisition of all or any Assets of such Charging Company by any such Subsidiary on a basis whereby the consideration may be for cash, shares, debentures, loan stock, convertible loan stock or other securities, shares of profits or sums calculated by reference to profits or turnover or royalties or licence fees or otherwise, whether or not secured on the assets of such Subsidiary and whether or not such consideration is payable or receivable in a lump sum or by instalments over such period as the Receiver may think fit;

        (o) to arrange for such Subsidiary or Subsidiaries to trade or cease to trade as the Receiver may think fit from time to time;

        (p) to sever any fixtures from the Properties or Land of which they form part;

        (q) to exercise all voting and other rights attaching to Securities owned by such Charging Company;

        (r) to make any arrangement or compromise with the Lender as he shall think fit;

        (s) to make and effect all repairs, renewals and improvements to the Assets of such Charging Company and to effect, renew or increase insurances on such terms and against such risks as he shall think fit;

        (t) to appoint managers, officers and agents for the above purposes at such salaries as the Receiver may determine;

        (u) to call up all or any portion of the uncalled capital of such Charging Company;

        (v) to redeem any prior Lien and to settle and pass the accounts of the Lien, and any accounts so settled and passed shall (subject to any manifest error) be conclusive and binding on such Charging Company and the money so paid shall be deemed an expense properly incurred by the Receiver;

        (w) to pay the proper administrative charges of the Lender in respect of time spent by their agents and employees in dealing with matters raised by the Receiver or relating to the receivership of such Charging Company;

        (x) to commence and/or complete any building operations upon any Land or Properties of such Charging Company and to apply for and obtain any planning permissions, building regulation consents or licences in each case as he may in his absolute discretion think fit;

        (y)     to vary the terms of the leases of any Land or Properties;

        (z) to take all steps necessary to effect all registrations, renewals, applications and notifications as the Receiver in his discretion thinks prudent to maintain in force or protect any of such Charging Company's Intellectual Property Rights; and

        (aa) to do all such other acts and things as may be considered by the Receiver to be incidental or conducive to any of the above matters or powers or otherwise incidental or conducive to the preservation, improvement or realisation of any or all of the relevant Assets.


15.8 THIRD PARTIES: Neither the Lender nor the Receiver shall be liable to account as mortgagee in possession or otherwise for any money not actually received by it or him respectively.

16.     POWER OF ATTORNEY

16.1 POWER OF ATTORNEY: The Charging Companies by way of security hereby irrevocably appoint the Lender (whether or not a Receiver has been appointed) and any Receiver separately the attorney of each Charging Company (with full power to appoint substitutes and to delegate) for such Charging Company, in its name and on its behalf, and as its act and deed or otherwise, at any time during the continuance of a Default or Event of Default to:

        (a) execute and deliver and otherwise perfect any agreement, assurance, deed, instrument or document; or

        (b)     perform any act;


        which may be required of such Charging Company under this Debenture, or may be deemed by such attorney necessary or desirable for any purpose of this Debenture or to enhance or perfect the security intended to be constituted by it or to convey or transfer legal ownership of any Assets or in exercise of all or any powers, authorities and discretions conferred by or pursuant to this Debenture or by the Law of Property Act 1925 on the Lender or any Receiver.

16.2 RATIFICATION: Without prejudice to the generality of the provisions contained in clause 16.1 (Power of Attorney), the Charging Companies hereby covenant with the Lender and separately with any Receiver that if required so to do such Charging Company will ratify and confirm:

        (a) all transactions entered into by it or (as the case may be) them at its or (as the case may be) their instance in the proper exercise of its or (as the case may be) their powers in accordance with this Debenture; and

        (b) all transactions entered into by it or (as the case may be) them in signing, sealing, delivering and otherwise perfecting any assignment, mortgage, charge, security, deed, assurance, document or act as aforesaid;

        and the Charging Companies irrevocably acknowledge and agree that such power of attorney is (inter alia) given to the Lender, or, as the case may be, the Receiver, or both, to secure the performance of the obligations owed to him or them by each such Charging Company.

17.     OTHER POWERS EXERCISABLE BY THE LENDER

17.1 THE LENDER MAY EXERCISE RECEIVER'S POWERS: All powers of the Receiver conferred by this Debenture may be exercised by the Lender following demand by the Lender whether as attorney of a Charging Company or otherwise and whether or not the Receiver shall have been appointed and so that clause 15.7(v) (Powers of Receiver) shall be read and construed as if the words "be charged on the Assets of such Charging Company" were substituted for the words "be deemed an expense properly incurred by the Receiver".

17.2 THE LENDER EMPOWERED TO RECEIVE BOOK DEBTS: The Lender or any manager or officer of the Lender is hereby irrevocably empowered:

        (a) to receive all book debts and other debts and claims which may be assigned to the Lender pursuant to clause 7 (Further Assurance); and

        (b) on payment to give an effectual discharge for them and on non-payment (whilst a Default or Event of Default is continuing, at its discretion or otherwise in accordance with the instructions of the relevant Charging Company) to take and institute (if the Lender in its sole discretion so decides) all steps and proceedings either in the name of the relevant assignor or in the name of the Lender for their recovery and also to agree accounts and to make allowances and to give time to any surety. The relevant assignor hereby undertakes to ratify and confirm whatever the Lender or any manager or officer of the Lender shall do or purport to do under this clause 17.


17.3 EXCLUSION OF THE LENDER'S LIABILITY: Neither the Lender, nor any of its agents, managers or officers, shall have any liability or responsibility to either Charging Company arising out of the exercise or non-exercise of the rights conferred on it by this clause 17.

17.4 THE LENDER NOT OBLIGED TO TAKE ACTION RELATING TO BOOK DEBTS: The Lender shall not be obliged to make any enquiry as to the sufficiency of any sums received by it in respect of any book debts or other debt or claim so assigned to it or to make any claim or take any other action to collect in or enforce them.


18.     APPLICATION OF MONEY RECEIVED BY THE LENDER OR A RECEIVER


18.1 APPLICATION OF RECOVERIES: Any money received under the powers conferred by this Debenture shall, subject to the discharge of any prior-ranking claims but without prejudice to the rights of the Lender to recover any shortfall from a Charging Company, be paid or applied in the following order of priority:

        (a) in satisfaction of all costs, charges and expenses incurred, and payments made, by the Lender and/or the Receiver, and of the remuneration of the Receiver;

        (b) in or towards satisfaction of the Secured Sums in the manner applicable under the Loan Agreement; and

        (c) as to the surplus (if any), to the person or persons entitled to it.


18.2 SUSPENSE ACCOUNT: The Lender may, in its absolute discretion on or at any time or times after demand and pending the payment to the Lender of the whole of the Secured Sums, place and keep to the credit of a separate or suspense account bearing interest at a commercial rate any money received, recovered or realised by the Lender by virtue of this Debenture for so long and in such manner as the Lender may determine without any intermediate obligation to apply it in or towards the discharge of any Secured Sum.


19.     COSTS AND INTEREST ON OVERDUE AMOUNTS


19.1 INDEMNITY: All costs, charges and liabilities (including all professional fees and disbursements and value added tax and/or any similar tax) and all other sums paid or incurred by the Lender and/or any Receiver under or in connection with this Debenture or the Group Companies' affairs shall be recoverable (on a full indemnity basis) as a debt payable on demand from both Charging Companies, may be debited without notice to any account of either Charging Company, shall bear interest accordingly and shall be charged on the Assets of both Charging Companies. The Charging Companies shall indemnify the Lender against all and any costs, charges and expenses arising:

        (a) out of any of the property charged or purported to be charged pursuant to clause 3 (Charging Clause) or clause 7 (Further Assurance) referable to it infringing or allegedly infringing any third party rights; and

        (b) in relation to any proceedings referable to a Charging Company brought against the Lender or to which the Lender may be joined whether as plaintiff or defendant which relate to any of such Charged Property.

19.2 TYPES OF COSTS RECOVERABLE: Without prejudice to the generality of clause 19.1 (Indemnity), the costs recoverable by the Lender and/or any Receiver under this Debenture shall to the extent the same are recoverable under the Loan Agreement include:

        (a) all costs properly incurred by the Lender in preparing and administering this Debenture or perfecting the security created by it;

        (b) all costs (whether or not allowable on a taxation by the court) of all proceedings for the enforcement of this Debenture or for the recovery or attempted recovery of the Secured Sums;

        (c) all money properly expended and all costs arising out of the exercise of any power, right or discretion conferred by this Debenture; and

        (d) all costs and losses arising from any default by a Charging Company in the payment when due of any Secured Sums or the performance of its obligations under this Debenture.


19.3 OVERDUE AMOUNTS: Any overdue amounts secured by this Debenture shall carry interest at the rate and in accordance with the terms contained in the Loan Agreement in relation to overdue sums or such other rate as may be agreed between the Charging Companies and the Lender. In each case, such interest shall accrue on a day to day basis to the date of repayment in full and, if unpaid, shall be compounded on the terms so agreed (or in the absence of such agreed terms) with monthly rests on the Lender's usual monthly interest days. Interest shall continue to be charged and compounded on this basis after, as well as before, any demand or judgment.

19.4 CURRENCY INDEMNITY: Moneys received or held by the Lender pursuant to this Debenture may from time to time after demand has been made be converted into such currency as the Lender considers necessary or desirable to discharge the Secured Sums in that currency at such rate of exchange as may be applicable under the Loan Agreement or, if none, the then prevailing spot rate of exchange of Wells Fargo Bank, N.A or any successor thereto (as conclusively determined by the Lender) for purchasing the currency to be acquired with the existing currency.


20.     SET-OFF

        (a) The Lender may apply any money standing to the credit of the Charging Companies with the Lender in any currency upon any account or otherwise (in any country and whether or not in the relevant Charging Company's name) in or towards satisfaction of any Secured Sums at any time after a Default or an Event of Default has occurred without notice to such Charging Company and may set off, combine or consolidate all or any of such money with all or such part of the Secured Sums as the Lender may select (whether presently payable or not) and the Lender may purchase with any such money any other currency required to effect such combination.

        (b) The Charging Companies each irrevocably authorise the Lender in its name and at its expense to perform such acts and sign such documents as may be required to give effect to any set-off or transfer pursuant to clause 20(a), including the purchase with the money standing to the credit of any such account of such other currencies as may be necessary to effect such set-off or transfer.

        (c) The foregoing provisions of this clause shall be in addition to and without prejudice to such rights of set-off, combination, consolidation, lien and other rights whatsoever conferred on the Lender by law.


21.     TRANSFER

        The Lender may at any time transfer all or any part of its rights in relation to this Debenture and the Secured Sums to any person or otherwise grant an interest in them to any person.


22.     DISCLOSURE

        The Charging Companies each irrevocably authorise the Lender, at its discretion, at any time or from time to time, to disclose any information concerning the Charging Companies, this Debenture and the Secured Sums:

        (a)     to any Affiliate of the Lender; and

        (b) to any actual or prospective transferee or grantee referred to in clause 21 (Transfer).


        The above authority is without prejudice to any obligation of the Lender to make disclosure imposed by law.


23.     PERPETUITY PERIODS

        The perpetuity period applicable to the trusts hereby constituted shall be 80 years.

24.     FORBEARANCE AND SEVERABILITY


24.1 NO WAIVERS: All rights, powers and privileges under this Debenture shall continue in full force and effect, regardless of the Lender exercising, delaying in exercising or omitting to exercise any of them.

24.2    INVALIDITY AND SEVERABILITY:

        (a) None of the covenants and guarantees given and none of the charges created by the Charging Companies under this Debenture shall be avoided or invalidated by reason only of any other of such covenant or covenants, guarantees or charges being invalid or unenforceable.

        (b) Any provision of this Debenture which for any reason is or becomes illegal, invalid or unenforceable shall be ineffective only to the extent of such illegality, invalidity and unenforceability, without invalidating the remaining provisions of this Debenture.



25.     VARIATIONS AND CONSENTS


25.1 VARIATIONS IN WRITING: No variation of this Debenture shall be considered valid and as constituting part of this Debenture, unless such variation shall have been made in writing and signed by the Lender and the Charging Companies.

25.2 VARIATION: The expression "variation" shall include any variation, supplement, extension, deletion or replacement however effected.

25.3 CONDITIONAL CONSENTS: Save as otherwise expressly specified in this Debenture or the Loan Agreement, any consent of the Lender may be given absolutely or on any terms and subject to any conditions as the Lender may determine in its entire discretion.

26.     SERVICE OF DEMANDS AND NOTICES


26.1 NOTICES TO COMPANIES: A demand for payment or any other communication to be given to a Charging Company under this Debenture may be made or given by any manager or officer of the Lender and must be in writing addressed to such Charging Company and served on it at the address for service of such Charging Company stated in the First Schedule or to the address last notified to the Lender by the Charging Company or its existing or last known place of business (or, if more than one, any one of such places), or by facsimile transmission to the facsimile number stated in the First Schedule or to the facsimile number last notified to the Lender by the Charging Company or by any other form of electronic communication which may be available.

26.2 NOTICES TO LENDER: Any communication to be given to the Lender under this Debenture must be given to the Lender in writing served on it at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (marked for the attention of the Business Finance Division Manager), or by facsimile to facsimile number 001 310 453 7413 or the address last notified to either Charging Company by the Lender in writing.

26.3 DEEMED SERVICE: A notice or demand shall be deemed to be duly served on a Charging Company:

        (a)     if delivered by hand, at the time of actual delivery;

        (b) if transmitted by facsimile, at the time the facsimile transmission report (or other appropriate evidence) confirming that the facsimile has been transmitted to the addressee is received by the sender; and/or

        (c) if sent by first class prepaid post, at noon on the third Business Day following the day of posting and shall be effective even if it is misdelivered or returned undelivered;


        provided that, where delivery or transmission occurs after 6.00 pm in the place of receipt of delivery on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9.00 am in the place of receipt of delivery on the next Business Day.

        In proving such service on the Charging Companies it shall be sufficient to prove that personal delivery was made or that the envelope containing the communication was correctly addressed and posted or that a facsimile transmission report (or other appropriate evidence) was obtained that the facsimile had been transmitted to the addressee.


26.4 SERVICE ON LENDER: Any communication to the Lender shall be deemed to have been given only on actual receipt by it.


27.     COUNTERPARTS

        This Debenture may be executed by the parties in any number of copies, all of which taken together shall constitute a single Debenture.

28.     ADJUSTMENT OF ACCOUNT

        If the state of account between the Lender and a Charging Company by reference to which any Secured Sums are calculated for the purposes of this Debenture requires adjustment at any time because of any claim made against the Lender by an officeholder (within the meaning of Section 234 of the Insolvency Act 1986) then, notwithstanding any other provision of this Debenture:

        (a) that Charging Company's liability to the Lender will be correspondingly adjusted; and

        (b) the Lender may treat any release or settlement made by it with that Charging Company before any such adjustment is required as being of no effect; and

        (c) the Lender may recover from that Charging Company such sum as will place the Lender in the same position as if such release or settlement had not been made.

        If any claim is made against the Lender under any insolvency law with reference to this Debenture, the Lender may agree the claim or settle it on any terms it chooses without asking for the Charging Company's agreement. If the Lender does agree or settle such claim, the Charging Company concerned will be liable under this Debenture as if a court order had been made containing the terms which the Lender agreed or settled. The relevant Charging Company will be responsible for all costs and expenses which the Lender properly incurs in defending such a claim.


29.     PROVISO FOR REDEMPTION AND RELEASES

        Following payment and discharge in full of the Secured Sums to be paid or discharged by a Charging Company under this Debenture or if a Charging Company wishes to dispose of an Asset charged by way of fixed charge under this Debenture where such disposal is permitted under this Debenture the Lender will, at the request and cost of the Charging Companies, execute a release and reassignment of all or the relevant part of the security given by such Charging Company comprised in this Debenture in such form as the Charging Company may reasonably require.

30.     SECURITY TRUSTEESHIP

        The Lender shall not have (or be deemed to have) any obligation to, or trust or fiduciary relationship with, any person other than any for which specific provision is made in any Relevant Document or the Loan Agreement.

31.     GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1 GOVERNING LAW: This Debenture shall be governed by and construed in all respects in accordance with English law.

31.2    SUBMISSION TO JURISDICTION:

        (a) The Charging Companies irrevocably submit for the benefit of the Lender to the non-exclusive jurisdiction of the courts of England for the purpose of hearing and determining any dispute arising out of this Debenture.

        (b) For the purpose of enforcement of any judgement against its assets, without prejudice to any other permitted mode of service, the Charging Companies agree that service of any writ, notice or other document for the purpose of any proceedings in such courts shall be duly served upon it if delivered or sent by registered post to such Charging Company at the address for notices specified in Clause 26 (Service of Demands and Notices) or such other address in England or Wales as such Charging Company may notify from time to time to the Lender.

        (c) The Charging Companies irrevocably agree not to claim that any such court is not a convenient or appropriate forum and agree that a judgment in proceedings brought in such courts shall be conclusive and binding upon them and may be enforced in any other jurisdiction.


31.3 FREEDOM OF CHOICE: The submission to the jurisdiction of the courts referred to in Clause 31.2 (Submission to Jurisdiction) shall not (and shall not be construed so as to) limit the right of the Lender to take proceedings against either Charging Company in the courts of any country in which such Charging Company has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

THIS DEBENTURE has been executed by each Charging Company as a Deed and signed by the Lender but shall only be treated as having been executed and delivered to take effect on the day and year first above written.

CHARGORS

EXECUTED and DELIVERED as a                          )
Deed by KNS HOLDINGS LIMITED                         )
                                                     )
(pursuant to a resolution of its Board               )
of Directors) acting by:                             )


         Director       /s/ NIGEL HAWLEY

         Director       /s/ YURI PASEA


OR BY ITS ATTORNEY


EXECUTED and DELIVERED as a                          )
Deed by FUTURELINK EUROPE LIMITED                    )
(pursuant to a resolution of its Board               )
of Directors) acting by:                             )


         Director       /s/ NIGEL HAWLEY

         Director       /s/ YURI PASEA


OR BY ITS ATTORNEY


LENDER

SIGNED by                                            )
for and on behalf of                                 )
FOOTHILL CAPITAL CORPORATION                         )

         /s/ WILLIAM SHIAO

THE FIRST SCHEDULE
THE CHARGING COMPANIES

NAME OF CHARGING COMPANY      REGISTERED NUMBER     ADDRESS FOR SERVICE AND FAX OR TELEX NUMBER
------------------------      -----------------     -------------------------------------------
KNS HOLDINGS LIMITED          03471603              KNS Holdings Limited
                                                    C/o FutureLink Europe Limited
                                                    The Chestnuts
                                                    2 Old Bath Road
                                                    Newbury
                                                    Berkshire RG14 1QL

                                                    Fax: 01635 38578

                                                    Attention:  Company Secretary/Chief
                                                    Financial Officer

                                                    With copies to:

                                                    Paul Hastings Janofsky & Walker
                                                    Tower 42
                                                    25 Old Broad Street
                                                    London EC2N 1HQ

                                                    Fax: 0207 628 4444

                                                    Re: KNS Holdings Limited

FUTURELINK EUROPE LIMITED     03159433              FutureLink Europe Limited
                                                    The Chestnuts
                                                    2 Old Bath Road
                                                    Newbury
                                                    Berkshire RG14 1QL

                                                    Fax: 01635 38578

                                                    Attention:  Company Secretary/Chief
                                                    Financial Officer

                                                    With copies to:

                                                    Paul Hastings Janofsky & Walker
                                                    Tower 42
                                                    25 Old Broad Street
                                                    London EC2N 1HQ

                                                    Fax: 0207 628 4444

                                                    Re: FutureLink Europe Limited

THE SECOND SCHEDULE

THE PROPERTIES

PREMISES DEMISED BY AND MORE PARTICULARLY DESCRIBED IN AN UNDERLEASE DATED 9 FEBRUARY BETWEEN (1) TARMAC HEAVY BUILDING MATERIALS UK LIMITED, AND (20 KERRIDGE COMPUTER COMPANY LIMITED AND SHORTLY KNOWN AS 2 OLD BATH ROAD, NEWBURY

THE THIRD SCHEDULE
COLLECTION ACCOUNT SIDE LETTERS


[*FORM OF NOTICE TO BE SERVED BY BOTH OF THE CHARGING COMPANIES TO BANK HOLDING THE COLLECTION ACCOUNT TOGETHER WITH THE FORM OF ACKNOWLEDGEMENT REQUIRED FROM THAT BANK*]


To:      [ ]
         [*branch address*]

         For the attention of [ ]

[* date *]


We refer to the debenture (the "DEBENTURE") dated on or around the date of this notice and made between ourselves (1) and Foothill Capital Corporation (as the Lender as defined in the Debenture) (2).

We each hereby give you notice that pursuant to the Debenture we, with full title guarantee, have charged by way of first fixed charge to the Lender all our rights, title and interest in and to all sums which may at any time be standing to the credit of the accounts listed in the table below, which were opened by us in your books and any other accounts which we may open in your books (the "COLLECTION ACCOUNTS" and each one of them a "COLLECTION ACCOUNT").

COMPANY/ACCOUNT DESCRIPTION         COLLECTION ACCOUNT NUMBER     BANK SORT CODE
---------------------------         -------------------------     --------------

In connection therewith and by way of security for the Secured Sums (as defined in the Debenture) we hereby irrevocably and unconditionally instruct and authorise you (notwithstanding any previous instructions whatsoever which we may have given you to the contrary):

(a) to disclose to the Lender without any reference to or further authority from us and without any enquiry by you as to the justification for such disclosure, such information relating to the Collection Accounts or any other accounts opened by us in your books (the "ACCOUNTS"), the amount from time to time standing to the credit thereof and the debts represented thereby as the Lender may, at any time and from time to time, request you to disclose to it; and

(b) unless the Lender so authorises you, not to permit withdrawals from the Collection Accounts and to hold all moneys from time to time standing to the credit of the Collection Accounts to the order of the Lender and pay all or any part of those moneys to the Lender (or as it may direct) promptly following receipt of written instructions from the Lender to that effect.

The arrangements and authorisations contained in this letter may not be modified without the Lender's consent.

        [The Lender by countersigning this letter permits you to debit outstanding charges due to you by the Charging Company for operation of the Collection Accounts from the Collection Account.]

This letter shall be governed by and construed in accordance with the laws of England.

Please confirm your acknowledgement of the terms of this Notice by signing the acknowledgements set out at the foot of the enclosed duplicate hereof and by returning the same to legal adviser to the Lender, Brobeck Hale and Dorr, and to Foothill Capital Corporation at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (marked for the attention of Business Finance Division Manager).


Signed by:    [CHARGING COMPANY]
acting by:

Signed by:    FOOTHILL CAPITAL CORPORATION

acting by

To:           [ ]

              For the attention of: [ ]


              Foothill Capital Corporation
              2450 Colorado Avenue,
              Suite 3000 West,
              Santa Monica,
              California 90404


              For the attention of: Business Finance Division Manager

We,             , hereby acknowledge receipt of a notice of charge from Foothill
Capital Corporation of which the attached is a copy (the "Notice of Charge").

We confirm that:

        (a) we accept the instructions and authorisations contained in the Notice of Assignment;

        (b) we have not received notice of any other assignment of or charge over or other third party right in the book debts and other monetary debts and claims described or any interest therein and will notify you if we do receive notice; and

        (c) we will hold all moneys standing to the credit of the Collection Accounts to the order of the Lender and we will not exercise any right to combine accounts or any rights of set-off, counterclaim or lien or any similar rights in relation to the moneys standing to the credit of the Collection Accounts or the other Accounts (except for the netting of credit and debt balances pursuant to any current account netting arrangements previously approved in writing by the Lender).


Signed by




------------------------
for and on behalf of
[name of Account Bank]

[TO BE TYPED ON THE HEADED NOTEPAPER OF THE LENDER]


To:     The Directors
        [Charging Companies]

[Date]

Dear Sirs

COLLECTION ACCOUNT LETTER

We refer to the guarantee and debenture of [date] (the "DEBENTURE") granted by FutureLink Europe Limited and KNS Holdings Limited (the "CHARGING COMPANIES") to ourselves as the Lender (as defined in the Debenture).

1. The terms defined in the Debenture shall, where the context so admits, have the same meanings in this letter.

2.      We refer in particular to the following provisions of the Debenture:

        (a) by sub-clause 3.1(b)(viii) (Charging Clause), the Charging Companies created first fixed charges over book and other debts and monetary claims (present and future);

        (b) by sub-clause 3.1(b)(x) and 3.1(b)(xii) (Charging Clause), the Charging Companies created first fixed charges over any cash balances standing to the credit of any bank account relating to each Charging Company, including the proceeds of book debts and other debts and claims charged pursuant to sub-clause 3.1(b)(viii) (Charging Clause) of the Debenture; and

        (c) by sub-clause 5.1 (Treatment of Receivables), the Charging Companies are required to pay into such account as the Lender nominates, pursuant to this letter, all debts and claims charged by it pursuant to the Debenture.

3. In accordance with sub-clause 5.1 (Treatment of Receivables) of the Debenture, we set out below details of the Charging Companies' operating account which is to be their Collection Account for the purposes of the Debenture and hereby require that the Charging Company pays into its Collection Account all moneys which it may henceforth receive in respect of Receivables and other debts and claims charged by the Debenture until further instructed by us to the contrary.

COMPANY/ACCOUNT DESCRIPTION         COLLECTION ACCOUNT NUMBER     BANK SORT CODE
---------------------------         -------------------------     --------------

4. [We confirm that you may continue to operate all bank accounts in the ordinary course of business without seeking any further consent from us provided that we shall be entitled to terminate this authority by notice in writing to you at any time but it is not our present intention to terminate such authority unless and until a Default or an Event of Default occurs which is continuing.]

Please sign and return the enclosed copy of this letter to indicate your agreement to its terms.


Yours faithfully



----------------------------------
For and on behalf of
FOOTHILL CAPITAL CORPORATION


We hereby acknowledge and agree to the foregoing terms of this letter.



----------------------------------
For and on behalf of
FUTURELINK EUROPE LIMITED
Dated:



----------------------------------
For and on behalf of
KNS Holdings Limited
Dated:

THE FOURTH SCHEDULE
THE PATENTS AND TRADE MARKS


PATENTS AND PATENT APPLICATIONS

None


TRADE MARKS AND TRADE MARK APPLICATIONS (IF ANY)


MARK      COUNTRY      APPLICATION NO     REGISTRATION NO     REGISTERED PROPRIETOR
----      -------      --------------     ---------------     ---------------------
KNS       UK                              2202357             FutureLink Europe
                                                              Limited